                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]   Preliminary information statement   [ ]  Confidential, for use of the
                                               Commission Only (as permitted by
                                               Rule 14c-5(d)(2))

[x]   Definitive information statement


                                      IEMI

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[x]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate number of securities to which transactions applies:
(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)      Proposed maximum aggregate value of transaction:
(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

                                      IEMI

                  Information Statement Pursuant to Section 14C
                     of the Securities Exchange Act of 1934

                                  INTRODUCTION

         This Information Statement is being mailed on or about January 10, 2002, to all holders of record on December 7, 2001, of the $.001 par value common stock (the "Common Stock") of IEMI, a Nevada corporation (the "Company"), in connection with the vote of the Board of Directors of the Company and the approval by written consent of the holders of a majority of the voting power of the Company's Common Stock of amendments (the "Amendments") to the Company's Articles of Incorporation to increase the authorized Common Stock from 25,000,000 shares with a par value of $0.001 to 500,000,000 shares with a par value of $0.001, and to authorize 10,000,000 shares of preferred stock with a par value of $.001, the rights, preferences, series or classes of which shall be determined by the Company's Board of Directors (the "Preferred Stock").

         The Amendments to the Company's Articles of Incorporation will be effective on or about February 1, 2002. Because the proposed Amendments to the Company's Articles of Incorporation have already been approved by shareholders having a majority of the voting power of the Common Stock, you are not required to take any action. This Information Statement is your notice that the Amendments to the Company's Articles of Incorporation has been approved, and you will receive no further notice when the change becomes effective. This Information Statement constitutes a notice of the action by written consent of shareholders pursuant to Nevada law and will be provided to the stockholders of record who have not consented in writing to the Amendments.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                 THE AMENDMENTS

         On December 7, 2001, the Board of Directors approved, subject to stockholder approval, Amendments to the Company's Articles of Incorporation to increase the authorized Common Stock from 25,000,000 shares with a par value of $.001 to 500,000,000 shares with a par value of $.001, and to authorize 10,000,000 shares of Preferred Stock with a par value of $.001. The rights, preferences, series or classes of the Preferred Stock will be established by the Company's Board of Directors. On December 7, 2001, the Amendments were approved by written consent of shareholders having a majority of the Company's Common Stock voting power. A copy of the proposed Amendments to the Articles of Incorporation is attached to this Information Statement as Appendix A.

         The Board of Directors has fixed the close of business on December 7, 2001, as the record date for the determination of shareholders who are entitled to give consent and receive this Information Statement. As of the record date, the Company had outstanding 14,489,667 shares of Common Stock held by 55 shareholders of record.

         The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs. The additional shares of Common Stock to be authorized by the Amendments will be available for issuance from time-to-time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. Under the terms of instruments governing certain of the Company's convertible debentures, the Company will be required to escrow Common Stock with its debentureholders or one or more escrow agents in a segregated account or accounts maintained by the debentureholders or escrow agents with commercial banking institutions or broker-dealers in an amount sufficient to assure that the Company will meet its Common Stock delivery requirements upon conversion of its debentures into Common Stock.

         The Board of Directors also believes that it is advisable and in the Company's best interests to have available shares of "blank check" preferred stock. Blank check preferred stock is preferred stock that is generally authorized for issuance without any determination of rights and preferences attached to it. The final decision as to the rights and preferences of preferred stock that is issued rests in the hands of the board of directors without any further shareholder approval requirement. No shares of Preferred Stock have been issued, and there exist no agreements, arrangements or understandings pursuant to which the Company is committed to issue any shares of Preferred Stock. The Board of Directors has not designated any class or series of Preferred Stock.

         Upon the effective date of the Amendments, the Company's Articles of Incorporation will give the Board of Directors the authority to divide the Preferred Stock into one or more classes or series and to fix and determine the relative rights and preferences of the shares of any such class or series so established to the full extent permitted by the laws of the State of Nevada and the Company's Articles of Incorporation with respect to, among other things, the number of shares of Preferred Stock to constitute such class or series and the distinctive designations thereof; the rate and preference of dividends, if any; the time of payment of dividends; whether dividends are cumulative, and the date from which any dividend shall accrue; whether Preferred Stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; the liquidation preferences payable on Preferred Stock in the event of involuntary or voluntary liquidation; sinking fund or other provisions, if any, for redemption or purchase of Preferred Stock; the terms and conditions by which Preferred Stock may be converted, if the Preferred Stock of any class or series is issued with the privilege of conversion; and voting rights, if any, including the right to cast votes on any manner coming before shareholders in an amount which may be a multiple of the number of issued and outstanding shares of any class or series of Preferred Stock. The Board of Directors has not designated any class or series of Preferred Stock.

                           VOTE REQUIRED FOR APPROVAL

         Section 78.320 of the Nevada Revised Statues provides that any action required to be taken at a meeting of the stockholders of a Nevada corporation may be taken by written consent in lieu of a meeting if the consent is signed by stockholders holding at least a majority of the voting power of each class of stock unless a different proportion of voting power is required for such an action at a meeting. The Company's Board of Directors and stockholders holding a majority of the voting power of the outstanding Common Stock have approved the Amendments, which majority is the number of shares required by Nevada Revised Statutes Section 78.390 to amend the Company's Articles of Incorporation.

         The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of shares of the Company's Common Stock issued and outstanding on December 7, 2001, which is also the date for determining stockholders who would have been entitled to notice of and to vote on the proposed Amendment to the Company's Articles of Incorporation.

                         DISSENTERS' RIGHTS OF APPRAISAL

         Nevada Revised Statutes do not provide for dissenters' rights of appraisal in connection with an amendment to articles of incorporation authorizing or increasing authorized shares or of any class or series.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of December 7, 2001, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than

5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

                     Name and Address of       Amount and Nature of        Percent
Title of Class       Beneficial Owner          Beneficial Ownership        of Class

------------------------------------------------------------------------------------
Common Stock         Harold Solomon (1)              7,500,000                51.76%
                     5801 Wiley Street
                     Hollywood, FL 33023

Common Stock         Sam Benson (1) (2)                 70,000                0.48%
                     5801 Wiley Street
                     Hollywood, FL 33023

Common Stock         George Keller (1)                     -0-                0.00%
                     5801 Wiley Street
                     Hollywood, FL 33023

Common Stock         All Officers and Directors      7,570,000               52.15%
                     as a group (3 persons)

---------------
(1)      Officer and director.
(2) The Company has issued 45,000 shares of Common Stock to Mr. Benson and has agreed to issue him an additional 25,000 shares of Common Stock.

---------------

         The Company believes that the beneficial owners of securities listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, or associate of any director, or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to the Company's Articles of Incorporation.

                             ADDITIONAL INFORMATION

         Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov.. Upon written request of any stockholder to the Company's President, Harold Solomon, at 5801 Wiley Street, Hollywood, Florida 33023, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, will be provided without charge.

                                    By order of the Board of Directors



                                              /s/ Harold Solomon
                                    ------------------------------------------
                                    Harold Solomon, President
Hollywood, Florida
December 27, 2001

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                      IEMI
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

         1.       Name of corporation: IEMI

         2. Article Fourth of the Articles of Incorporation is amended to read in its entirety as follows:

                                 "Article Fourth

         a. Capitalization. The aggregate number of shares which the Corporation shall have the authority to issue is Five Hundred Ten Million (510,000,000) shares of all classes of stock, consisting of Five Hundred Million (500,000,000) shares of Common stock, par value $.001, and Ten Million (10,000,000) shares of preferred stock, par value $.001.

         b. Preferred Stock. Preferred stock may be issued in one or more series. The Board of Directors of the Corporation is vested with authority to determine and state the designations and preferences, limitations, relative rights, and voting rights, if any, of each such series by the adoption and filing in accordance with the Nevada Revised Statutes, before the issuance of any shares of such series, of an amendment or amendments to this Certificate determining the terms of such series, which amendment need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical."

         3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation, have voted in favor of the amendment is: ___________ shares of Common Stock.


Dated: January _____, 2002



                                               ---------------------------------
                                               Harold Solomon, President



                                               ---------------------------------
                                               Sam Benson, Secretary